EXHIBIT 99.1





                                November 13, 2003



      NOTICE TO SECTION 16 INSIDERS FROM NEW YORK COMMUNITY BANCORP, INC.


         This notice is to inform you that pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in New York Community common stock or derivatives during the blackout period when participants in the Employer Stock Fund of The Roslyn Savings Bank 401(k) Savings Plan (the "Plan") are blacked out from directing or diversifying assets in their accounts under the Plan. This trading restriction does not include gifts.

         The blackout period for the Plan is expected to begin on December 15, 2003 after 1:30 p.m. and is expected to end on December 23, 2003 after 1:30 p.m.

         The reason for the Plan's blackout is to convert the Plan from a Unitized Stock Fund to a Whole Share Stock Fund, whereby following completion of the conversion, participants will own actual shares of New York Community rather than units in a stock fund. The Plan transactions affected include directing or diversifying investments in individual accounts and obtaining a loan or distribution from the Plan.

         If you have any questions concerning this notice, please contact:

                  Ms. Ilene Angarola
                  First Senior Vice President, Investor Relations
                  New York Community Bancorp, Inc.
                  615 Merrick Avenue
                  Westbury, New York 11590-6644
                  Tel.: (516) 683-4420
                  Email: iangarola@mynycb.com